SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 7, 2010
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 7, 2010, Zion Oil & Gas, Inc. (hereinafter, the "Company") appointed Victor Carrillo to the Board of Directors of the Company (the “Board”).  Mr. Carrillo, age 44, is a petroleum geologist and geophysicist, attorney, former Abilene City Councilman, former Taylor County Judge, and the current Chairman of the Railroad Commission of Texas.  Mr. Carrillo holds a law degree from the University of Houston Law Center, a Master of Science degree in geology from Baylor University, and a Bachelor of Science degree in geology from Hardin-Simmons University.  Mr. Carrillo also received an honorary doctorate degree from Hardin-Simmons University in May 2006.

In addition to his service on the Board, Mr. Carrillo will serve as a member of the Board’s Technical Committee.  During the duration of his term in public office as the Chairman of the Railroad Commission of Texas, Mr. Carrillo will not be compensated for his service as a non-employee director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 8, 2010

Zion Oil and Gas, Inc.

By: /s/ Richard J. Rinberg

Richard J. Rinberg
Chief Executive Officer